                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

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[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                         Continuus Software Corporation
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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[X]     No fee required.
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

                         CONTINUUS SOFTWARE CORPORATION
                               9401 JERONIMO ROAD
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 23, 2000

TO THE STOCKHOLDERS OF CONTINUUS SOFTWARE CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONTINUUS SOFTWARE CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, JUNE 23, 2000 at 10:00 a.m. local time at 9401 Jeronimo Road, Irvine, California 92618 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 26, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.



                                            By Order of the Board of Directors


                                            /S/ STEVEN L. JOHNSON


                                            Steven L. Johnson
                                            Secretary



Irvine, California
MAY 22, 2000

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        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
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


                         CONTINUUS SOFTWARE CORPORATION
                               9401 Jeronimo Road
                            Irvine, California 92618

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  June 23, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Continuus Software Corporation, a Delaware corporation ("Continuus" or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 23, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 9401 Jeronimo Road, Irvine, California 92618. The Company intends to mail this proxy statement and accompanying proxy card on or about May 22, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.


VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 26, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 26, 2000 the Company had outstanding and entitled to vote 10,573,167 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 108 Pacifica, Irvine, California 92618, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 28, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so by January 27, 2001, Management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS



        There are six nominees for the six Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The status of each nominee as a member of the Company's Board of Directors was confirmed by the Company's stockholders in connection with the Company's reincorporation in the State of Delaware.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

        The names of the nominees and certain information about them are set forth below:


NAME                     AGE      POSITION HELD WITH THE COMPANY
----                     ---      ------------------------------
John R. Wark             48       President, Chief Executive Officer and Chairman
Fred B. Cox              65       Director
Kevin G. Hall (1)        41       Director
A. Barry Patmore         59       Director
Stewart A. Schuster (1)  54       Director
Sol Zechter              73       Director

-----------------
(1) Member of the compensation committee and audit committee

        John R. Wark has served as our President, Chief Executive Officer and Chairman of the board of directors since November 1994. Prior to joining Continuus, Mr. Wark served as Vice President, Marketing and Development at Progress Software Corporation, a software development tool and database system provider, from February 1992 to November 1994. Prior to his tenure with Progress Software, he served as a Vice President of the Applications Software Division of Pansophic Systems.

        Fred B. Cox has served as a director of Continuus since 1994, prior to which Mr. Cox served as our President for four years. He is currently the Chairman of the Board of Directors and co-founder of Emulex Corporation, a publicly traded designer and manufacturer of products which enhance access to and storage of electronic data and applications.

        Kevin G. Hall has served as a director of Continuus since 1994. Mr. Hall is a general partner of Norwest Venture Partners, a private investment firm, where he focuses on software, communications and semiconductors.

        A. Barry Patmore has served as a director of Continuus since April 1999. Mr. Patmore has been a venture partner of Brentwood Venture Capital, a private investment firm, since April 1999. Mr. Patmore was employed by Andersen Consulting from 1966 to February 1999, where he served in several positions, including Office Managing Partner of Southern California and Worldwide Managing Partner in two divisions. Mr. Patmore is currently a member of the board of directors of KCET, a public television station and LetsTalk.com, a specialty retailer of wireless and cellular products.

        Stewart A. Schuster has served as a director of Continuus since May 1997. Dr. Schuster has been a venture partner of Brentwood Venture Capital, since December 1995. Dr. Schuster served as Executive Vice President of Marketing at Sybase, Inc., a database solutions company, from 1986 to 1995.

        Sol Zechter has served as a director of Continuus since 1994, prior to which Mr. Zechter served as our Chief Executive Officer from 1991 until 1994. Mr. Zechter served as the Senior Vice President of Emulex from 1982 to 1991.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 1999 the Board of Directors held eleven meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Hall and Schuster. It met once during the 1999 fiscal year.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Messrs. Hall and Schuster. Until April 16, 1999, Mr. Cox also served on the Compensation Committee. It met once and acted by unanimous written consent five times during the 1999 fiscal year.

                                   PROPOSAL 2

           APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN



        In December 1997, the Board adopted the Company's 1997 Equity Incentive Plan (the "Incentive Plan"), subject to stockholder approval. There are 2,452,830 shares of Common Stock reserved for issuance under the Incentive Plan.

        In April 2000, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan from a total of 2,452,830 shares to a total of 3,452,830 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

        As of April 1, 2000 awards (net of canceled or expired awards) covering an aggregate of 2,196,775 shares of the Company's Common Stock had been granted under the Incentive Plan. Only 256,055 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan.

        Stockholders are requested in this Proposal 2 to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the Incentive Plan are outlined below:

GENERAL

        The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan.

PURPOSE

        The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 260 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

        Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No person may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation"). However, this limitation applies only after the closing of the Initial Public Offering and then only upon the earliest to occur of (i) the first material modification to the Incentive Plan, (ii) the issuance of all the shares of Common Stock reserved for issuance under the Incentive Plan, (iii) the expiration of the Incentive Plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the Initial Public Offering, or such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

STOCK SUBJECT TO THE INCENTIVE PLAN

        Subject to this Proposal, an aggregate of 2,452,830 shares of Common Stock is reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of April 3, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $9.50 per share.

        The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

        Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest 25% at the end of the first year and then in equal quarterly installments over the next three years during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

        Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would result in liability under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). A participant's option agreement also may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or
(ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

        Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

        The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

        Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may only be transferred by will or the laws of descent and distribution so long as the stock awarded under the stock bonus or restricted stock bonus agreement remains subject to the terms of the applicable stock bonus or restricted stock purchase agreement.

RESTRICTIONS ON TRANSFER

        The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

        The Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate in December 2007.

        The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

NEW PLAN BENEFITS

        The following table presents certain information with respect to options granted under the Incentive Plan for the fiscal year ended December 31, 1999 to
(i) the Company's Chief Executive Officer and its other most highly compensated executive officers who received grants under the Incentive Plan, (ii) all executive officers as a group, (iii) all non-employee directors as a group and
(iv) all non-executive officer employees as a group.

                                NEW PLAN BENEFITS

                           1997 EQUITY INCENTIVE PLAN


NAME AND POSITION                                                        NUMBER OF SHARES
-----------------                                                       UNDERLYING OPTIONS
                                                                        ------------------
John R. Wark
  President and Chief Executive Officer.....................                 125,472
James M. Carrigan
  Vice President, Research and Development..................                  20,000
David McCann
  Vice President, Americas Operations.......................                 171,510
William A. Philbin
  Vice President, Marketing.................................                  20,000
Geoffrey W. Haggart
  Former Vice President, European Operations................                  34,434
All Executive Officers as a Group...........................                 505,661
All Non-Employee Directors as a Group.......................                  47,500
All Non-Executive Officer Employees as a Group..............                 910,699


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS



        The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 2000 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                          BENEFICIAL OWNERSHIP (1)

                    BENEFICIAL OWNER                       NUMBER OF    PERCENT OF
                                                             SHARES        TOTAL

Kevin G. Hall (2)....................................      1,845,808       17.4%
  Norwest Equity Partners IV
  245 Lytton Avenue, Suite 250
  Palo Alto, CA 94301
Entities affiliated with
  Norwest Equity Partners IV (3).....................      1,824,888       17.2%
  245 Lytton Avenue, Suite 250
  Palo Alto, CA 94301
London Pacific Life & Annuity Company (6)............      1,078,166        9.3%
  3109 Poplarwood Court, Suite 108
  Raleigh, NC 27604
Fred B. Cox (8)......................................        710,315        6.7%
Stewart A. Schuster (4)..............................        688,405        6.5%
  Brentwood Associates VI, L.P.
  3000 Sand Hill Road, Building One,
  Suite 260
  Menlo Park, CA 94025
Entities affiliated with
  Brentwood Associates VI, L.P.(5)...................        665,716        6.3%
  3000 Sand Hill Road, Building One,
  Suite 260
  Menlo Park, CA 94025
Advanced Technology Ventures III (7).................        650,558        6.1%
  485 Ramona Street, Suite 200
  Palo Alto, CA 94301
Entities affiliated with Accel IV, L.P. (9)..........        574,309        5.4%
  428 University Avenue
  Palo Alto, CA 94301
Sol Zechter (10).....................................        445,512        4.2%
John R. Wark (11)....................................        368,887        3.4%
Geoffrey W. Haggart (11).............................         45,456          *
William A. Philbin (11)..............................         62,166          *
James M. Carrigan (11)...............................         53,066          *
David McCann (11)....................................         36,318          *
A. Barry Patmore (11)................................          7,500          *
All executive officers and directors as a group (12
persons) (11)........................................      4,333,404       38.1%

-------------------
*       Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,569,249 shares outstanding on April 1, 2000, adjusted as required by rules promulgated by the SEC.

(2) Includes 1,824,888 held by the entities listed in note 3 below and 20,920 shares subject to options exercisable within 60 days of April 1, 2000. Mr. Hall is a general partner of Itasca Partners and Itasca Partners V, LLP, the general partners of these entities. Mr. Hall disclaims beneficial ownership of the shares held by the entities listed in note 1 above, except to the extent of his direct pecuniary interest in the shares.

(3) Includes 11,815 shares subject to warrants exercisable within 60 days of April 1, 2000; includes 774,302 shares held by Norwest Equity Partners V and 9,723 shares subject to warrants exercisable within 60 days of April 1, 2000 held by Norwest Equity Partners V.

(4) Includes 22,689 shares subject to options exercisable within 60 days of April 1, 2000 and 665,716 shares held by the entities listed in note 5 below. Dr. Schuster disclaims beneficial ownership of the shares held by the entities listed in note 5 below.

(5) Includes 15,492 shares subject to warrants exercisable within 60 days of April 1, 2000. Brentwood VI Ventures, L.P. is the general partner of Brentwood Associates VI, L.P. The general partners of Brentwood VI Ventures, L.P. are deemed to beneficially own the shares held by Brentwood Associates VI, L.P. and therefore have voting and investment power of the shares. The general partners of Brentwood VI Ventures, L.P. disclaim beneficial ownership of the shares, except to the extent of their direct pecuniary interest in the shares. Dr. Schuster, a director of Continuus, is affiliated with Brentwood VI Ventures, L.P.

(6) All 1,078,167 shares are subject to a senior secured convertible debenture with a conversion price of $5.57 per share held by London Pacific Life & Annuity Company which may be converted at any time at the option of London Pacific.

(7) Includes 10,031 shares subject to warrants exercisable within 60 days of April 1, 2000.

(8) Includes 662,107 shares held by the Cox Living Trust. Also includes 48,208 shares subject to options exercisable within 60 days of April 1, 2000.

(9) Includes 6,271 shares subject to outstanding warrants exercisable within 60 days of April 1, 2000, 24,398 shares held by Accel Investors `95 L.P., 294 shares subject to outstanding warrants exercisable within 60 days of April 1, 2000 held by Accel Investors `95 L.P., 10,778 shares held by Accel Keiretsu L.P., 130 shares subject to outstanding warrants exercisable within 60 days of April 1, 2000 held by Accel Keiretsu L.P., 12,480 shares held by Ellmore C. Patterson Partners and 150 shares subject to outstanding warrants exercisable within 60 days of March 31, 1999 held by Ellmore C. Patterson Partners.

(10) Includes 110,325 shares held by Sol Zechter as Trustee of the Sheila Claire Zechter Annuity Trust, 110,325 shares held by Sol Zechter as Trustee of the Sol Zechter Annuity Trust, 158,345 shares held by Sol Zechter as Trustee of the Sol Zechter Family Trust, 48,208 shares subject to options exercisable within 60 days of April 1, 2000.

(11) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days of April 1, 2000 pursuant to outstanding options, as follows:

        John R. Wark, 368,887 shares;
        William A. Philbin, 61,946 shares;
        Geoffrey W. Haggart, 43,456 shares;
        David McCann, 35,142;
        James M. Carrigan, 53,066 shares; and

        All executive officers and directors as a group, 777,476 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of one transaction, was filed late by Mr. Haggart and an initial report of ownership was filed late by each of Messrs. Cox, Zechter, Schuster, Hall, Haggart, Patmore, Carrigan, Wark, Johnson, McCann and Philbin and Norwest Equity Partners IV, entities affiliated with Brentwood Associates VI LP and entities affiliated with Advanced Technology Ventures III.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives a per meeting fee of $2,000 (plus $500 for each committee meeting attended by committee members). In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $20,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        Each non-employee director of the Company also receives stock option grants under the 1997 Equity Incentive Plan (the "1997 Plan"). Options granted under the 1997 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Code.

        Option grants under the 1997 Plan are non-discretionary. On the date of each annual meeting of stockholders, but following such annual meeting, each member of the Company's Board of Directors who is not an employee of the Company is granted under the 1997 Plan an option to purchase 7,500 shares of Common Stock of the Company. The exercise price of options granted under the 1997 Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The options granted to the non-employee directors under the 1997 Plan vest quarterly from the date of grant of such option over one year so long as such director continues to serve as a non-employee director following the date of grant of such option. In the event of a change in control, as defined in the 1997 Plan, the surviving entity must either assume or substitute the options. If the surviving entity does not assume or substitute the options, the vesting of the options shall be accelerated prior to the change in control and they shall be terminated if not exercised prior to the change in control.

        During the last fiscal year, the Company granted options covering 7,500 shares to each non-employee director of the Company, at an exercise price per share of $4.375. The fair market value of such Common Stock on the date of grant was $4.375 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of February 10, 2000, no options have been exercised by directors under the 1997 Plan

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 1999 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE(1)


                                                                          LONG-TERM
                                                                        COMPENSATION
                                            ANNUAL COMPENSATION            AWARDS
                                 -------------------------------------  -------------
                                                                         SECURITIES
                                                                         UNDERLYING    ALL OTHER
  NAME AND PRINCIPAL                           SALARY         BONUS       OPTIONS     COMPENSATION
       POSITION                    YEAR         ($)            ($)          (#)          ($)(2)
----------------------           --------  --------------  -----------  -----------   ------------
John R. Wark
  President and Chief             1999        175,000         40,000       125,472
  Executive Officer............   1998        175,000         50,000        42,453
James M. Carrigan
  Vice President,                 1999        150,000                       20,000
  Research and Development.....   1998         57,692         10,000       113,208
David McCann
  Vice President,                 1999        114,985         49,282       171,510
  Americas Operations..........
William A. Philbin
  Vice President,                 1999        150,000         15,000        20,000
  Marketing....................   1998        142,096                       46,226
Geoffrey W. Haggart
  Former Vice President,          1999        137,411        138,195        34,434       14,549
  European Operations (3)......   1998        124,342         95,739        47,736       14,921

(1) As permitted by the rules promulgated by the Securities Exchange Commission, no amounts are shown for 1997.

(2) Consists of a car allowance for Mr. Haggart.

(3) Mr. Haggart resigned from the Company in April, 2000.

                        STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1997 Equity Incentive Plan. As of April 1, 2000, options to purchase a total of 2,150,288 shares were outstanding under the Incentive Plan and options to purchase 256,055 shares remained available for grant thereunder. Options generally have a term of ten years and vest over a period of four years.

        The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:


                                OPTIONS GRANTED IN LAST FISCAL YEAR(1)

                                          INDIVIDUAL GRANTS
                            ---------------------------------------------
                                                                             POTENTIAL REALIZABLE
                             NUMBER OF     % TOTAL                             VALUE AT ASSUMED
                             SECURITIES    OPTIONS                               ANNUAL RATES
                             UNDERLYING  GRANTED TO                             OF STOCK PRICE
                              OPTIONS     EMPLOYEES   EXERCISE                 APPRECIATION FOR
                              GRANTED     IN FISCAL     PRICE   EXPIRATION     OPTION TERM (4)
      NAME                                 YEAR (2)    ($/SH)      DATE        5%($)      10%($)
      ----                  ----------  ------------ ---------  ----------   -------- ----------
 John  R. Wark...........     75,472        5.3%        6.630   02/15/09     315,239     795,603
                              50,000        3.5%        4.375   10/22/09     137,813     347,813
 James M. Carrigan.......     20,000        1.4%        4.375   10/22/09      55,125     139,125
 David McCann (3)........    139,623        9.9%        6.630   03/24/09     583,191   1,471,864
                               1,887        0.1%        8.000   04/09/09       9,510      24,003
                              30,000        2.1%        4.375   10/22/09      82,688     208,688
 William A. Philbin......     20,000        1.4%        4.375   10/22/09      55,125     139,125
 Geoffrey W. Haggart.....      9,434        0.7%        3.980   01/15/09      23,655      59,700
                              25,000        1.8%        4.375   10/22/09      68,906     173,906

------------


(1) The options referenced above become exercisable over a 4-year period with 25% vesting one year from the date of grant and the remaining shares vesting in equal quarterly installments over the remaining three years.

(2) Based on options to purchase 1,416,360 shares granted to employees in the fiscal year ended December 31, 1999, including the Named Executive Officers.

(3) Of these, options to purchase 92,453 shares vest as follows: 25% are fully vested on the grant date and the remaining shares vest in equal quarterly installments thereafter over the remaining three years. 100% of the remaining options to purchase 47,170 shares become fully exercisable two years from the date of grant.

(4) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR END
                                 OPTION VALUES


                                                         NUMBER OF
                                                        SECURITIES          VALUE OF
                                                        UNDERLYING        UNEXERCISED
                                                        UNEXERCISED       IN-THE-MONEY
                             SHARES                     OPTIONS AT         OPTIONS AT
                           ACQUIRED        VALUE        FY-END (#)         FY-END ($)
                          ON EXERCISE    REALIZED      EXERCISABLE/       EXERCISABLE/
NAME                          (#)           ($)       UNEXERCISABLE      UNEXERCISABLE
----                      -----------    --------    --------------   -------------------
John  R. Wark...........       --           --       335,671/158,983  3,499,577/1,123,129
James M. Carrigan.......       --           --         41,274/91,934      413,153/872,559
David McCann............       --           --        28,892/142,618      155,150/830,923
William A. Philbin......       --           --         75,814/68,714      790,738/642,250
Geoffrey W. Haggart.....     5,000        39,175       42,428/90,780      437,764/835,802

----------------------

(1) Fair market value of the Company's Common Stock at December 31, 1999 ($12.00 per share) minus the exercise price of the options.



             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        On May 31, 1997, we entered into a President/CEO Change in Control Severance Benefits Agreement with John R. Wark. The severance benefit agreement provides that upon a change in control of Continuus, and the subsequent termination without cause of Mr. Wark's employment, he is entitled to a continuation of base salary for twelve months, payment of his applicable target bonus, accelerated vesting of options and continued health care benefit coverage as permitted by COBRA, Internal Revenue Code Section 4980B.

        We have entered into Executive Change in Control Severance Benefits Agreements with each of William A. Philbin, Steven L. Johnson, David McCann, Geoffrey W. Haggart, James M. Carrigan and Paul Van Den Berg. The agreements provide that upon a change in control of Continuus, and if these executives are subsequently terminated without cause, they are entitled to a continuation of base salary for between six and nine months, a portion of their target bonus, continued or accelerated vesting of options and continued health care benefit coverage as permitted by COBRA.

        Under the terms of the President/CEO Change in Control Severance Benefits Agreement and the Executive Change in Control Severance Benefits Agreements, a change in control includes: (i) a sale of all or substantially all our assets; (ii) a merger in which we are not the surviving corporation; (iii) a reverse merger where we are the surviving entity, but our common stock outstanding immediately prior to the merger is converted into other property; and (iv) the acquisition of the securities representing at least the beneficial ownership of 50% of the combined voting power entitled to elect our directors.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

        During 1999, the Compensation Committee (the "Committee") was comprised of Messrs. Hall, Schuster and Cox (who served on the Committee only until April 16, 1999). The Committee is responsible for setting and administering the Company's policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon the accomplishment of defined objectives in the Company's research and product development programs and achievement of financial targets. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the CEO and the other executive officers, except that Mr. Wark does not participate in the review of his compensation as CEO.

EXECUTIVE OFFICER COMPENSATION PROGRAM

        The Company's executive officer compensation program consists of base salary, bonus and long-term compensation in the form of stock options. The Company's executive officer compensation program is designed to achieve the following objectives:

        - Attract, retain and motivate quality executives who possess the necessary leadership and management skills.

        - Provide an incentive to advance the research and development of the Company's software products.

        - Emphasize stock-based compensation to provide longer-term motivation by aligning the executives' interests with those of the Company and its stockholders.

        Compensation is based on the level of job responsibility and the level of the individual's performance as well as the Company's performance. The Committee endeavors to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size and stage of development in the software industry. The group of comparable companies is not necessarily the same as the companies reflected in the market indices included in the performance graph on page 22 of this Proxy Statement.

        The Committee believes that the Company's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and enhance stockholder value. The Committee believes that a stock option program to reward performance is an appropriate method of executive compensation, with relatively modest increases in base compensation.

BASE SALARY

        Base salary levels for each of the Company's executive officers are reviewed annually. The Company applies various subjective criteria, including performance of the individual and the Company and relative responsibility and experience, to determine appropriate base salaries. In evaluating Company performance, the Committee considers the meeting of certain product milestones, achieving certain corporate objectives (related to financings, collaborations and other strategic transactions) and organizational effectiveness. In addition, the Company compares its executives' base salaries to management salaries at companies in the software industry, in comparable geographic areas and at similar stages of growth and considers industry surveys regarding executive compensation. The Committee uses these criteria as a frame of reference for annual salary adjustments although other factors are considered, as appropriate, and no specific weights are ascribed to the factors considered by the Committee.

LONG-TERM INCENTIVE COMPENSATION

        The Company's long-term incentive program includes stock options and other awards granted under the 1997 Plan. Stock options are an important part of the Company's performance-based compensation. Option grants include vesting periods (generally over four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value.

        The Committee believes that providing management a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interests of stockholders and management. The size of option grants to an individual is primarily determined by such individual's position within management of the Company, as well as competitive practices at software companies of comparable size. The Committee also considered the size of grants to individuals in previous years and internal relativity.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effects of Code
Section 162(m) and to comply with the requirements of that statute to the extent consistent with the best interests of the Company. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to Named Executive Officers will be designed to qualify as performance-based compensation.

CEO COMPENSATION

        During 1999, the total compensation program for Mr. John Wark, Chief Executive Officer of the Company, was largely based on the same components as for other senior executives of the Company. Each year the Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers. During 1999, Mr. Wark was paid a $40,000 bonus and his salary for 2000 will remain at $175,000.

        From the members of the Compensation Committee of Continuus Software
Corporation:

        Kevin G. Hall
        Stewart A. Schuster

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on July 29, 1999 for (i) the Company's Common Stock, (ii) the Nasdaq National Market and (iii) the Nasdaq Computer & Data Processing Index (the "Nasdaq Computer Index"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:


CONTINUUS SOFTWARE CORP.

                                       Cumulative Total Return
                                       -----------------------
                                         7/29/99     12/31/99
CONTINUUS SOFTWARE CORPORATION            100.00      150.00
NASDAQ STOCK MARKET (U.S.)                100.00      153.46
NASDAQ COMPUTER & DATA PROCESSING         100.00      184.94

-------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
(2) The Nasdaq Computer and Data Processing Index is made up of all companies with the Standard Industrial Classification (SIC) code 737 (category description "Computer Programming, Data Processing, and Other Computer Related Services"). Information regarding the companies comprising this index is available upon written request to Secretary, Continuus Software Corporation, 9401 Jeronimo Road, Irvine, California 92618.

                              CERTAIN TRANSACTIONS

        Two of our directors, Kevin G. Hall and Stewart A. Schuster, are affiliated with holders of more than 5% of our capital stock. Mr. Hall is a general partner of Itasca Partners, the general partner of Norwest Equity Partners V and Norwest Equity Partners IV. Dr. Schuster is a venture partner of Brentwood Associates VI, L.P. In the transactions described below, neither Mr. Hall nor Dr. Schuster received securities as individuals.

        In April 1999, we entered into a loan agreement with Silicon Valley Bank for a revolving line of credit of up to $2,000,000. Four stockholders who beneficially own more than 5% of our capital stock guaranteed the amounts we borrowed under the loan agreement. As consideration for the guaranties of the stockholders, we issued warrants to purchase our common stock in the following amounts:


        DIRECTORS/5% STOCKHOLDERS                                                  NUMBER OF
        -------------------------                                               WARRANT SHARES
                                                                                --------------
        Norwest Equity Partners, V (1)                                              21,538

        Brentwood Associates VI, L.P                                                15,492

        Accel IV L.P.(2)                                                             6,845

        Advanced Technology Partners III                                            10,031

        (1) Includes 11,815 warrant shares held by Norwest Equity Partners, IV.

        (2) Includes 294 warrant shares held by Accel Investors `95 L.P., 130 warrant shares held by Accel Keiretsu L.P. and 150 warrant shares held by Ellmore C. Patterson Partners.

        In the event the stockholders guaranteeing the amounts borrowed under the loan agreement must make a payment to Silicon Valley Bank, we will issue each paying stockholder additional warrants to purchase our common stock in the following amounts:


        DIRECTORS/5% STOCKHOLDERS                                                  NUMBER OF
        -------------------------                                                WARRANT SHARES
                                                                                 --------------
        Norwest Equity Partners, V (1)                                               14,358

        Brentwood Associates VI, L.P.                                                10,328

        Accel IV L.P. (2)                                                             4,563

        Advanced Technology Partners III                                              6,687

        (1) Includes 7,876 warrant shares we would issue to Norwest Equity Partners, IV.
        (2) Includes 196 warrant shares we would issue to Accel Investors `95 L.P., 86 warrant shares we would issue to Accel Keiretsu L.P.
            and 100 warrant shares we would issue to Ellmore C. Patterson Partners.

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                By Order of the Board of Directors


                                /S/ STEVEN L. JOHNSON


                                STEVEN L. JOHNSON
                                Secretary



May 22, 2000


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, CONTINUUS SOFTWARE CORPORATION, 9401 JERONIMO ROAD, IRVINE, CALIFORNIA 92618.